Exhibit 4.4

POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)

TABLE OF CONTENTS

ARTICLE ONE—DEFINITIONS
1.1	Account
1.2	Administrator
1.3	Beneficiary
1.4	Break in Service
1.5	Code
1.6	Compensation
1.7	Disability
1.8	Effective Date
1.9	Employee
1.10	Employer
1.11	Employer Stock
1.12	Employment Date
1.13	Fail-Safe Contribution
1.14	Highly-Compensated Employee
1.15	Hour of Service
1.16	Leased Employee
1.17	Merged Plan(s)
1.18	Nonhighly-Compensated Employee
1.19	Normal Retirement Date
1.20	Participant
1.21	Plan
1.22	Plan Year
1.23	Trust
1.24	Trustee
1.25	Valuation Date
1.26	Year of Service

ARTICLE TWO—SERVICE DEFINITIONS AND RULES
2.1	Year of Service
2.2	Break in Service
2.3	Maternity/Paternity Leave of Absence
2.4	Rule of Parity on Return to Employment
2.5	Service in Excluded Job Classifications or with Related Companies

ARTICLE THREE—PLAN PARTICIPATION
3.1	Participation
3.2	Re-employment of Former Participant
3.3	Termination of Eligibility
3.4	Compliance with USERRA

ARTICLE FOUR—ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND AFTER-TAX CONTRIBUTIONS
4.1	Elective Deferrals
4.2	Employer Contributions
4.3	Rollovers and Transfers of Funds from Other Plans
4.4	Timing of Contributions
4.5	Employee After-Tax Contributions

ARTICLE FIVE—ACCOUNTING RULES
5.1	Investment of Accounts and Accounting Rules
5.2	Participants Omitted in Error

ARTICLE SIX—VESTING AND RETIREMENT BENEFITS
6.1	Vesting
6.2	Forfeiture of Nonvested Balance
6.3	Normal Retirement
6.4	Disability

ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1	Manner of Payment
7.2	Time of Commencement of Benefit Payments
7.3	Furnishing Information
7.4	Joint and Survivor Annuity
7.5	Amount of Death Benefit
7.6	Designation of Beneficiary
7.7	Distribution of Death Benefits
7.8	Qualified Pre-retirement Survivor Annuity
7.9	Valuation of Employer Stock
7.10	Privileges or Restrictions on Employer Stock; In General
7.11	Voting Employer Stock
7.12	Eligible Rollover Distributions

ARTICLE EIGHT—LOANS AND IN-SERVICE WITHDRAWALS
8.1	Loans
8.2	Hardship Distributions
8.3	Withdrawals After Age 59 1/2
8.4	Withdrawals of After-Tax Contributions
8.5	Withdrawals of Rollover Contributions

ARTICLE NINE—ADMINISTRATION OF THE PLAN
9.1	Plan Administration
9.2	Claims Procedure
9.3	Trust Agreement

ARTICLE TEN—SPECIAL COMPLIANCE PROVISIONS
10.1	Distribution of Excess Elective Deferrals
10.2	Limitations on 401(k) Contributions
10.3	Nondiscrimination Test for Employer Matching Contributions

ARTICLE ELEVEN—LIMITATION ON ANNUAL ADDITIONS
11.1	Rules and Definitions

ARTICLE TWELVE—AMENDMENT AND TERMINATION
12.1	Amendment
12.2	Termination of the Plan

ARTICLE THIRTEEN—TOP-HEAVY PROVISIONS
13.1	Applicability
13.2	Definitions
13.3	Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
13.4	Vesting

ARTICLE FOURTEEN—MISCELLANEOUS PROVISIONS
14.1	Plan Does Not Affect Employment
14.2	Successor to the Employer
14.3	Repayments to the Employer
14.4	Benefits not Assignable
14.5	Merger of Plans
14.6	Investment Experience not a Forfeiture
14.7	Construction
14.8	Governing Documents
14.9	Governing Law
14.10	Headings
14.11	Counterparts
14.12	Location of Participant or Beneficiary Unknown
14.13	Distribution to Minor or Legally Incapacitated

ARTICLE ONE—DEFINITIONS
For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:
1.1	“ACCOUNT” shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant’s allocations of Employer contributions and forfeitures, (b) amounts of Compensation deferred to the Plan pursuant to the Participant’s election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, or from another qualified plan in connection with a plan merger, (d) any after-tax contributions made to the Plan under Section 4.5, (e) any cash dividends on Employer Stock held in the Employer Stock fund which are reinvested in the Plan at the election of the Participant and (f) the allocation of Trust investment experience.

1.2	“ADMINISTRATOR” shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3	“BENEFICIARY” shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4	“BREAK IN SERVICE” shall have the meaning set forth in Article Two.

1.5	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6	“COMPENSATION” shall mean the regularly scheduled rate of compensation of a Participant, plus overtime, holiday pay (including pay in lieu of holiday pay), vacation pay, commissions, special rate payments, reporting-for-work pay, gainsharing, bonus or incentive compensation paid by the Employer to a Participant for services rendered by the Participant to the Employer, payments for the Employer’s individual and team achievement awards, severance retention payments under an Employer sponsored severance program, and payments for the Employer’s Arrow Award of Excellence or Chairman’s Award of Excellence paid by the Employer effective for earnings paid on or after January 1, 2003. Earnings for a particular period shall consist of the Compensation paid in that period regardless of when the services giving rise to the Compensation were provided by a Participant. In addition, “Compensation” shall also include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 plan maintained by the Employer.

(a)	The term “Compensation” shall not include:
(1)	foreign service allowances, foreign premiums and foreign incentive payments;

(2)	long-term incentive compensation under any plan of the Employer which provides bonus or incentive compensation based upon performance over a period in excess of one year;

(3)	deferred compensation, whether in the year deferred or in the year received;

(4)	amounts arising from or related to the transfer of restricted stock (or property) or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(5)	amounts arising from or related to stock awards, stock options, stock appreciation rights, limited stock appreciation rights, or similar arrangements, and any amounts realized in connection therewith;

(6)	Employer contributions to this Plan, and, except as set forth above, employer contributions to any other benefit plans on behalf of a Participant;

(7)	pay in lieu of vacation (including vacation sold by an hourly employee under the Employer’s Paid Time Off Policy);

(8)	pension, profit-sharing or other retirement plan payments made under any plan or other arrangement of the Employer, regardless of whether such plan or arrangement is qualified under any applicable provisions of the Code;

(9)	amounts paid under the Employer’s Long Term Disability Plan or any other similar plan of the Employer;

(10)	severance payments under any plan, program, arrangement, or agreement (not including severance retention payments);

(11)	irregular lump sum payments, special awards (including “You Make a Difference Awards”), and other forms of extraordinary or special compensation (not including a payment under the Employer’s “gain sharing” program or the Employer’s individual or team achievement awards or a payment that makes the recipient eligible for the Employer’s Arrow Award of Excellence or Chairman’s Award of Excellence); or

(12)	payments made under any successor to any plan, program, arrangement, or agreement described in (1) through (11) above, and any payments made under any other similar plan, program, arrangement, or agreement, in accordance with such rules or guidelines as are established by the Administrator.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed $200,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA ‘93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(4).

For purposes of applying the limitations described in Section 11.1, and for purposes of defining compensation under Section 1.14 and Article Thirteen of the Plan, compensation paid or made available during such limitations years (or Plan Years) shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.
1.7	“DISABILITY” shall mean a “permanent and total” disability incurred by a Participant while in the employ of the Employer. For this purpose, a permanent and total disability shall mean suffering from a physical or mental condition which, in the opinion of the Administrator and based upon appropriate medical advice and examination will result in the: (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Administrator on the basis of a written determination by the Social Security Administration that disability benefits under the Social Security Act have been approved, (b) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Administrator on the basis of a written determination by a physician selected or accepted by the Administrator; or (c) eligibility for benefits under the long-term disability benefits plan(s) identified by the Administrator as sponsored under an Employer program as determined under the rules of the Plan.

1.8	“EFFECTIVE DATE.” The Effective Date of this Plan, on and after which it supersedes the terms of the Merged Plans, is June 1, 2003. The rights of any Participant who separated from the Employer’s Service prior to such date shall be established under the terms of the Merged Plan in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.9	“EMPLOYEE” shall mean a common law employee of the Employer.

1.10	“EMPLOYER” shall mean PolyOne Corporation and any subsidiary or affiliate which is a member of its “related group” (as defined in Section 2.5(b)) which has adopted the Plan (a “Participating Affiliate”), and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliate of PolyOne Corporation may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of PolyOne Corporation. The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of PolyOne Corporation. For purposes hereof, each Participating Affiliate shall be deemed to have appointed PolyOne Corporation as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended from time to time, the Plan as maintained by PolyOne Corporation and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11	“EMPLOYER STOCK” shall mean common stock of PolyOne Corporation.

1.12	“EMPLOYMENT DATE” shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.13	“FAIL-SAFE CONTRIBUTION” shall mean a qualified nonelective contribution which is a contribution (other than a matching contribution or a “Qualified Matching Contribution”, within the meaning of Section 10.2(a)) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to elective deferrals and Qualified Matching Contributions.
1.14	“HIGHLY-COMPENSATED EMPLOYEE” shall mean, any Employee of the Employer who:
(a)	was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)) at any time during the “determination year” or “look-back year”; or

(b)	earned more than $85,000 of Compensation from the Employer during the “look-back year”. The $85,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code.
An Employee who separated from Service prior to the “determination year” shall be treated as a Highly-Compensated Employee for the “determination year” if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the “determination year” shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The “look-back year” shall be the twelve (12) month period immediately preceding the “determination year”.
1.15	“HOUR OF SERVICE” shall have the meaning set forth below:
(a)	An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)	An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence,
(i)	No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section

2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

(ii)	An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and

(iii)	Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
(c)	An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.
In crediting Hours of Service for Employees who are paid on an hourly basis, the “actual” method shall be utilized. For this purpose, the “actual” method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above. In crediting Hours of Service for Employees who are not paid on an hourly basis, the “weeks of employment” method shall be utilized. Under this method, an Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.
1.16	“LEASED EMPLOYEE” shall mean any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(g) or 403(b), and shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code, (b) immediate participation, and (c) full and immediate vesting.

1.17	“MERGED PLANS” shall mean the M.A. Hanna Company Capital Accumulation Plan, the M.A. Hanna Company 401(k) and Retirement Plan, and/or the O’Sullivan Corporation Retirement Savings Plan in effect as of May 31, 2003.

1.18	“NONHIGHLY-COMPENSATED EMPLOYEE” shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.19	“NORMAL RETIREMENT DATE” shall mean the Participant’s sixty-fifth (65th) birthday, or for Participants who were participants in the Polymer Group Retirement Savings Plan or the 401(k) Savings and Retirement Plan for Polymer Associates as of January 1, 1998, the Participant’s fifty-fifth (55th) birthday. The date on which the Participant attains age sixty-five (65), or fifty-five (55) as the case may be, shall be the Participant’s Normal Retirement Age.

1.20	“PARTICIPANT” shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

1.21	“PLAN” shall mean the PolyOne Retirement Savings Plan, as set forth herein and as may be amended from time to time.

1.22	“PLAN YEAR” shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.23	“TRUST” shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. “Trust Fund”

shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.
1.24	“TRUSTEE” shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.25	“VALUATION DATE” shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

1.26	“YEAR OF SERVICE” or “SERVICE” and the special rules with respect to crediting Service are in Article Two of the Plan.

ARTICLE TWO—SERVICE DEFINITIONS AND RULES
Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:
2.1	YEAR OF SERVICE. For purposes of determining an Employee’s nonforfeitable right to that portion of his Account attributable to Employer contributions under the schedule set forth in Section 6.1, except for periods of Service which may be disregarded on account of the “rule of parity” described in Section 2.4, an Employee shall receive credit for the aggregate of all time period(s) commencing on his Employment Date (or re-employment date) and ending on the date a “period of severance” (within the meaning of Section 2.2) commences. However, an Employee shall also receive credit for any period of severance of less than twelve (12)-consecutive months; provided, however that if an Employee is absent from Service for any reason other than quit, discharge, retirement or death, and during the absence the Employee quits, is discharged, or retires, the period of time between the date the Employee quits, is discharged, or retires and the first anniversary of the date on which the Employee was first absent shall be credited hereunder if the Employee returns to Service on or before such first anniversary date. An Employee who completes a one (1)-year period of Service as of the anniversary of his Employment Date shall be credited with a Year of Service on that date. Fractional periods of Service shall be aggregated so that a Year of Service shall be completed as of the date the Employee completes twelve (12) months of Service (thirty (30) days shall be deemed to be a month in the case of the aggregation of fractional months) or three hundred and sixty-five (365) days of Service.

Any Participant who was a participant in a Merged Plan as of May 31, 2003 shall be credited with any prior “Years of Service” credited under the Merged Plan as of such date. In addition, for any Participant who was a participant in the O’Sullivan Corporation Retirement Savings Plan as of May 31, 2003, the provisions of Section 1.410(a)-7(f)(1)(i) of the Income Tax Regulations shall apply.

2.2	BREAK IN SERVICE. Subject to Section 2.3, a Break in Service is a “period of severance” of at least twelve (12) consecutive months. For this purpose, a period of severance shall be a continuous period in which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged or dies or, if earlier, the twelve (12)-month anniversary of the date on which the Employee is otherwise absent from Service.

2.3	MATERNITY/PATERNITY LEAVE OF ABSENCE. For any individual who is absent from work for any period by reason of the individual’s pregnancy, birth of the individual’s child, placement of a child with the individual in connection with the individual’s adoption of the child, or by reason of the individual’s caring for the child for a period beginning immediately following such birth or placement, the twelve (12)-

consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.
2.4	RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:
(a)	If a Participant incurs five (5) or more consecutive one (1)-year Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive one (1)-year Breaks in Service.

(b)	If when a Participant incurred a Break in Service, he was not vested in any portion of his Account derived from Employer contributions, his pre-Break Years of Service shall be disregarded if his consecutive one (1)-year Breaks in Service equal or exceed five (5).
Subject to the preceding paragraphs of this Section, an Employee’s pre-Break Years of Service and post-Break Years of Service shall count in determining the vested percentage of the Employee’s Account derived from all Employer contributions (i.e., Employer contributions attributable to employment before and after the Employee’s Break in Service).
2.5	SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES
(a)	Service while a Member of an Ineligible Classification of Employees. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any periods of Service completed while a member of such an ineligible classification both for purposes of determining his Years of Service under Section 2.1 and in determining his eligibility to participate in the Plan under Section 3.1. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

(b)	Service with Related Group Members. Subject to Section 2.1, for each Plan Year in which the Employer is a member of a “related group”, as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as “Employee” solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee’s Years of Service under Section 2.1 and his eligibility to participate in the Plan under Section 3.1. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee’s Years of Service and in determining his eligibility to participate in the Plan. For purposes of this subsection (b), “related group” shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(c)	Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

ARTICLE THREE—PLAN PARTICIPATION
3.1	PARTICIPATION. Any Employee participating in a Merged Plan as of May 31, 2003 shall become a Participant in the Plan as of June 1, 2003.

Each other Employee shall become a Participant under the Plan as soon as administratively practicable following his Employment Date.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) regularly employed outside of the United States and not paid in United States dollars; (iii) classified by the Employer as anything other than an Employee (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iv) employed as a Leased Employee; (v) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (vi) participating in the PolyOne Retirement Savings Plan A.

Notwithstanding the foregoing provisions, any Employee who:
(i)	is employed as an intern or a co-op student; or

(ii)	is employed on a “temporary basis”, that is, employed for less than a four (4) month period; and

(iii)	is not in an excluded class of Employees described in the preceding paragraph, shall become a Participant in the Plan as soon as administratively practicable following his completion of a twelve (12)-month period of employment with the Employer during which he is credited with at least one thousand (1,000) Hours of Service. The first twelve (12)-month period shall be measured from the Employee’s Employment Date. Any subsequent twelve (12)-month period shall be a Plan Year, beginning with the Plan Year after his Employment Date.

3.2	RE-EMPLOYMENT OF FORMER PARTICIPANT. A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

3.3	TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his becoming a Participant.

3.4	COMPLIANCE WITH USERRA. Notwithstanding any provision of this Plan to the contrary, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

ARTICLE FOUR—ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND AFTER-TAX
CONTRIBUTIONS
4.1	ELECTIVE DEFERRALS.
(a)	Elections. A Participant may elect to defer from one percent (1%) to fifteen percent (15%) (in whole percentages) of his Compensation for a Plan Year. The amount of a Participant’s Compensation that is deferred in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of elective deferrals.

(b)	Changes in Election. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by making an election at such time and in such manner as is determined by the Administrator.

(c)	Limitations on Deferrals. No Participant shall defer on a pre-tax basis an amount which exceeds the applicable dollar limit as determined under Section 402(g)(1)(B) of the Code for any calendar year ending with or within the Plan Year.

(d)	Administrative Rules. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

(e)	Catch-Up Contributions. All Participants who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Any catch-up contributions shall not be subject to a Company match.
4.2	EMPLOYER CONTRIBUTIONS.
(a)	Employer Matching Contributions. For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 50% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively.

The Employer’s board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year, or any payroll period, or for any group of Participants. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

Notwithstanding the foregoing provisions of this Section 4.2(a), if a Participant’s elective deferrals for a Plan Year reach the maximum amount set out in Section 4.1(c) (or such other Plan imposed limit) and, as a result, the Participant is not eligible to make elective deferrals to the Plan for the balance of such year, or if the Participant varies the rate of his elective deferrals and/or after-tax contributions during a Plan Year and, as a result, fails to receive the full available matching contribution for the year, such Participant shall be entitled to receive a supplemental Employer matching contribution to the extent required to ensure that such Participant receives the same rate of matching contribution for the Plan Year as any other Participant with the same rate of elective deferrals and/or after-tax contributions for such Plan Year. The supplemental Employer matching contributions received by any such Participant for the Plan Year shall, however, be limited to the extent required to comply with the requirements of applicable Federal law. To be eligible for this supplemental Employer matching contribution, the Participant must be employed by the Employer on the last day of the period for which the supplemental matching contribution is made.
(b)	Employer Retirement Contributions. Each payroll period the Employer shall make a retirement contribution on behalf of each Participant. Such contribution shall be in an amount equal to no less than two percent (2%) of the Participant’s Compensation for such payroll period. Provided, however, that for any Participant in the Plan on June 1, 2003, who was not a participant in either The Geon Pension Plan or The Geon Wage Employees’ Pension Plan on May 31, 2003, a one-time retirement contribution adjustment shall be made in July 2003 in an amount equal to two percent (2%) of the Participant’s Compensation for the period January 1, 2003 to May 31, 2003.
4.3	ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401, including after-tax contributions, either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan. Finally, a transfer or rollover may also be made from an annuity contract described in Section 403(b) of the Code or, from an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

4.4	TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer’s federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

4.5	EMPLOYEE AFTER-TAX CONTRIBUTIONS. A Participant shall be permitted to make after-tax contributions to the Plan in accordance with procedures established by the Administrator which shall be consistently applied and which may be changed from time to time. A Participant may prospectively elect to change or revoke the amount (or percentage, from one percent (1%) to fifteen percent (15%)) of his after-tax contributions during the Plan Year in accordance with procedures established by the Administrator.

Total Contributions under Section 4.1(a) and this Section 4.5 cannot exceed 15% of the Participant’s Compensation for a Plan Year.

Employee after-tax contributions shall be subject to the limitations under Section 10.3 and Section 11.1.

Any after-tax contributions made by a Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of after-tax contributions. A Participant shall have a nonforfeitable interest at all times in that portion of his Account attributable to any after-tax contributions. Any such after-tax contributions shall be distributed at the same time as other vested benefits would be distributed under the Plan.

ARTICLE FIVE—ACCOUNTING RULES
5.1	INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES
(a)	Investment Funds. The investment of Participants’ Accounts shall be made in a manner consistent with the provisions of the Trust. In this regard, the Trust shall provide for separate funds for the directed investment of each Participant’s Account, including a separate Employer Stock fund a portion of which shall be invested in cash and cash equivalents for liquidity purposes.

Notwithstanding the foregoing, however, any Employer matching contributions initially invested in the Employer Stock fund other than by the Participant’s direction, shall remain invested in such fund until such date as is designated by the Employer but not later than September 30, 2003.

(b)	Participant Direction of Investments. Each Participant (including, for this purpose, any former Employee, Beneficiary, or alternate payee (within the meaning of Section 414(p)(8) of the Code) with an Account balance may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to the portion of his Account which is subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. To the extent subject to the Participant’s investment direction, the Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant’s Account in accordance with procedures established by the Administrator. Any such change in a Participant’s investment election shall be effective at such time as may be prescribed by the Administrator. If the Plan’s recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant’s investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants’ Accounts to designated funds or an interest bearing account until such change has been completed.

(c)	Allocation of Investment Experience. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants’ Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

The Employer Stock fund under the Plan shall constitute a separate “employee stock ownership plan” (within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended). Any cash dividends on shares of Employer Stock held in the Employer Stock fund which would otherwise be allocated to a Participant’s Account shall, at the election of the Participant, be paid to the Plan and distributed in cash to the Participant (or in the event of the Participant’s death, his Beneficiary) not later than 90 days after the close of the Plan Year in which paid or be paid to the Plan and reinvested in the Employer Stock fund. Any such election shall be made in accordance with rules and procedures as may be established by the Administrator from time to time.

(d)	Allocation of Contributions. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made.

(e)	Manner and Time of Debiting Distributions. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2. The amount distributed shall be based upon the fair market value of the Participant’s vested Account as of the Valuation Date preceding the distribution.
5.2	PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant’s Account prior to making the allocations set forth under Section 5.1(d).

ARTICLE SIX—VESTING AND RETIREMENT BENEFITS
6.1	VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions, Fail-Safe Contributions and Qualified Matching Contributions as defined in Section 10.2, any dividends paid on Employer Stock credited to his Account, any rollovers from other plans, and any other contributions made on his behalf, other than retirement contributions made under Section 4.2(b) or any Employer retirement contributions transferred from a Merged Plan, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer retirement contributions under Section 4.2(b) and, except as otherwise provided below, any Employer retirement contributions transferred from a Merged Plan, as follows:

Years of Service	Vested Percentage

Less than 3 years	0%
3 years and thereafter	100%
Notwithstanding the foregoing, any Participant who was a Participant in the M.A. Hanna Company Capital Accumulation Plan and/or the M.A. Hanna Company 401(k) and Retirement Plan as of May 31, 2003, and who was credited with two (2) years of service (for vesting purposes) under either such plan as of such date, shall have at least a twenty percent (20%) vested interest in any employer contributions transferred from such plan(s) and in any Employer retirement contributions under Section 4.2(b).
6.2	FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant’s Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant’s withdrawal of Employee after-tax contributions. The amount forfeited shall be used to pay Plan administrative expenses and/or used to reduce Employer contributions under Section 4.2 or used to reduce Employer contributions under Section 5.2 or to restore previously forfeited amounts under this Section 6.2.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive one (1)-year Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant’s Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

(a)	the Participant resumes employment prior to incurring five (5) consecutive one (1)-year Breaks in Service; and

(b)	the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service, an amount equal to the total distribution derived from Employer contributions.
Upon repayment, the Employer-derived benefit required to be restored by this Section shall not be less than in the account balance of the Employee, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses. The amount required to be restored shall be made by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

Any Years of Service for which a Participant received a cash-out shall be recognized for purposes of vesting and eligibility under the Plan.
6.3	NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Age shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. A Participant who continues employment with the Employer after his Normal Retirement Age shall continue to participate under the Plan.

6.4	DISABILITY. If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant’s Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant’s written distribution request.

ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1	MANNER OF PAYMENT. Subject to the provisions of Section 7.4 and/or Section 7.8, the Participant’s vested Account shall be distributed to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) by any of the following methods, as elected by the Participant or, when applicable, the Participant’s Beneficiary:
(a)	in a single lump-sum payment; or

(b)	if the Participant’s vested Account (excluding any rollover contributions) exceeds $5,000, in monthly installments subject to the provisions of this Article Seven.
If the Participant’s vested Account (excluding any rollover contributions) exceeds $5,000, and the Participant elects to defer distribution of his vested Account pursuant to the provisions of Section 7.2 below, the Participant may, from time to time, elect to withdraw amounts from his vested Account, subject to rules and procedures established by the Administrator.

Notwithstanding the foregoing, any portion of a Participant’s vested Account invested in the Employer Stock fund may, at the Participant’s election, be distributed in a single payment in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.
7.2	TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Distribution of the Participant’s Account balance for a Participant who terminates employment on or after his Normal Retirement Date, or as a result of his Disability, shall be made or commence no later than one (1) year following the close of the Plan Year in which such event occurred; provided, however, that if the amount required to be distributed cannot be ascertained by such date, distribution shall be made no later than sixty (60) days after the earliest date on which such amount can be ascertained; and provided, further, that, subject to the last paragraph of this Section, if the Participant’s vested Account balance (excluding any rollover contributions) exceeds $5,000, distribution shall not be made or commence, unless the Participant otherwise requests in writing. In such event, distribution shall commence as soon as administratively practical following receipt by the Administrator of the Participant’s written request.

If a Participant terminates employment for any reason other than Normal Retirement, Disability or death, distribution of his vested Account balance shall be made or commence no later than the close of the sixth Plan Year following the Plan Year in which he terminated employment. However, if the vested balance of a Participant’s Account exceeds $5,000 (without regard to any rollover contributions), subject to the last paragraph of this Section, distribution of his vested Account shall not be made or commence unless the Participant otherwise requests in writing.

Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year following the Plan Year in which he separates from Service.
     In no event shall distribution of the Participant’s vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer. In this regard, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
7.3	FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.
7.4	JOINT AND SURVIVOR ANNUITY. This Section shall apply if any portion of a Participant’s vested Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417, which provisions may not be limited via an amendment under the Employee Retirement Income Security Act of 1974.
(a)	Annuity Form of Payment: If distribution of a Participant’s vested Account balance commences during his lifetime, the portion of his vested Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 shall be applied to the purchase of a “single life annuity” for a Participant who is unmarried as of his benefit commencement date, or if the Participant is married as of his benefit commencement date, applied to the purchase of a “qualified joint and survivor annuity”.
A “qualified joint and survivor annuity” is an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%), and not more than one hundred percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

A “single life annuity” is an annuity for the life of the Participant.
(b)	Waiver of Annuity: The Participant may, at any time during the “election period”, elect to waive the annuity form of payment described above and elect an optional form of payment set forth under Section 7.1.
The “election period” under this Section shall be the ninety (90)-day period prior to the “annuity starting date,” which date shall be the first day of the first period in which an amount is payable as an annuity.
An election to waive the applicable annuity form of payment under the Plan must be made in writing in a form acceptable to the Administrator. In addition, an election by a married Participant to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant’s spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant’s spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse’s consent acknowledges the effect of the election, and (4) the spouse’s consent is witnessed by a notary public. In addition, the Participant’s waiver of a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant’s spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse’s consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.
Any consent by a spouse obtained under this Section (or establishment that the consent of such spouse cannot be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan. A Participant is not limited to the number of revocations or elections that may be made hereunder.
(c)	Notice Requirement: The Administrator shall provide to each Participant, not less than thirty (30) days, and not more than ninety (90) days, prior to the commencement of benefits, a written explanation of:

(1)	the terms and conditions of the qualified joint and survivor annuity or life annuity;

(2)	the Participant’s right to waive such applicable annuity and the effect of such waiver;

(3)	the rights of the Participant’s spouse regarding the required consent to an election to waive the qualified joint and survivor annuity; and

(4)	the right to make, and the effect of, a revocation of an election to waive the applicable annuity.
(d)	Restrictions: Notwithstanding anything contained herein to the contrary, if the portion of the vested balance of the Participant’s Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (excluding any rollover contributions) does not exceed $5,000, distribution of the portion of the Participant’s vested Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 shall be made in the form of a lump-sum payment. However, no distribution shall be made pursuant to this subsection after the first day of the first period for which an amount is payable as an annuity unless the Participant and the Participant’s spouse, if applicable, consent in writing to such distribution. For purposes of this subsection, “vested balance of a Participant’s Account” shall mean the aggregate value of a Participant’s vested Account balance attributable to Employer contributions, Employee contributions and rollover contributions, if applicable, whether vested before or upon the death of a Participant.
7.5	AMOUNT OF DEATH BENEFIT.
(a)	Death Before Termination of Employment. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant’s Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant’s Account being payable to his Beneficiary.

(b)	Death After Termination of Employment. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant’s Account shall be paid to the Participant’s Beneficiary.
7.6	DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, subject to Section 7.4(b), no Participant who is married shall be permitted to designate a

Beneficiary other than his spouse unless the Participant’s spouse has signed a written consent witnessed by a notary public, which provides for the designation of an alternate Beneficiary.
Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage. In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant’s death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant’s surviving issue, by right of representation, or, if none, to the Participant’s surviving parents, or, if none, to the Participant’s surviving brothers and sisters, or, if none, to the Participant’s estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.
In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary’s estate.
7.7	DISTRIBUTION OF DEATH BENEFITS. Subject to the provisions of Section 7.2 and 7.8 below, if applicable, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.
(a)	Distribution Beginning Before Death — If the Participant dies after distribution of his vested Account has commenced, any survivor’s benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant’s death.

(b)	Distribution Beginning After Death - If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as provided below:
(i)	if any portion of the Participant’s vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (if permitted under Section 7.1 above and Section 7.8 below) such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii)	if the designated Beneficiary is the Participant’s surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).
For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.
Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder), distribution of the Participant’s vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
7.8	QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. The provisions of this Section shall apply to any Participant subject to the provisions of Section 7.4.
(a)	If a Participant dies before distribution of benefits has commenced and is survived by his spouse, his vested Account shall be applied to the purchase of an annuity for the life of the Participant’s surviving spouse.
(b)	The Participant may elect to waive such survivor annuity death benefit and/or revoke any such election at any time during the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or the date he terminates employment, if earlier) and ending on the date of his death. Any election to waive the survivor annuity death benefit, however, shall not take effect unless it is accompanied by the written consent of the Participant’s spouse, which consent acknowledges the effect of such election and is witnessed by a notary public. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 7.8(c). Qualified pre-retirement survivor annuity coverage shall be reinstated automatically as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section.

The election to waive such survivor annuity death benefit must be made in writing in a form acceptable to the Administrator and must include the Participant’s designation of a Beneficiary. The designation of a Beneficiary may not be changed unless a new consent is signed by the Participant’s spouse.
In the event of such an election, hereunder, any death benefit (otherwise payable in accordance with this Section) shall be paid to the Participant’s Beneficiary in a manner selected by the Beneficiary or Participant subject to the provisions of Section 7.7.
(c)	The Administrator shall furnish to each Participant, subject to the provisions of this Section 7.8, a written explanation of: (1) the terms and conditions of the survivor annuity death benefit; (2) the Participant’s right to make, and the effect of, an election to waive the survivor annuity death benefit, and to revoke such election; and (3) the right of the Participant’s spouse to prevent such an election by withholding the necessary consent. Such explanation shall be provided to the Participant within the period beginning on the later of the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), or within a reasonable period after the Participant commences participation in the Plan, or after the Participant separates from Service if the Participant has not attained age thirty-five (35) at the time of his separation from Service.
For purposes of the preceding paragraph, a “reasonable period” shall mean the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.
Following the Participant’s death, if such death benefit is to be paid to the Participant’s surviving spouse in the form of a survivor annuity, the surviving spouse may elect to waive the survivor annuity and receive any optional form of death benefit available under the Plan.
Notwithstanding the foregoing, the provisions of this Section shall not apply if the vested balance of the Participant’s Account (excluding any rollover contributions) does not exceed $5,000).
7.9	VALUATION OF EMPLOYER STOCK. The Administrator or Trustee shall ascertain the value of Employer Stock in accordance with applicable Treasury Regulations under Section 4975 of the Code. All valuations relied upon for purposes of any purchase, exchange or distribution by the Plan of Employer Stock not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations pursuant to Section 170(a)(1) of the Code. The Administrator’s records shall reflect the tax cost or adjusted basis of all shares of Employer Stock acquired pursuant to the Plan.
7.10	PRIVILEGES OR RESTRICTIONS ON EMPLOYER STOCK; IN GENERAL. Any shares of Employer Stock contributed to or otherwise acquired by the Trust or distributed to a Participant, former Participant or Beneficiary pursuant to the Plan may be made subject to such lawful rights, privileges or restrictions as the Employer may, from time to time, confer or impose, including, without limitation, a right on the part of the distributee to cause the Employer to purchase the securities or any portion thereof, a right of first refusal in the Employer or the Trust to purchase all or any portion of the securities thereof from the distributee, and restrictions on transfer whether arising under applicable securities laws or otherwise; provided, however, that the Employer shall not confer any such rights or privileges or impose any such restrictions in a manner that discriminates in favor of Participants who are Highly-Compensated Employees. The Employer shall from time to time notify the Administrator and the Trustee of any rights, privileges or restrictions that will be applicable to shares of securities contributed to, acquired by, or distributed from the Trust.
7.11	VOTING EMPLOYER STOCK. Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to the manner in which shares of Employer Stock then allocated to his Account shall be voted on all matters presented for a vote to shareholders. Each Participant (or Beneficiary) who is so entitled shall be provided with a proxy statement and other materials provided to the applicable shareholders in connection with each shareholder meeting, together with a form upon which voting instructions may be given to the Trustee. Any allocated Employer Stock with respect to which voting instructions are not given (by the Participant or Beneficiary) and any shares of Employer Stock which are not then allocated to Participant’s Accounts, shall be voted proportionately in the same manner as the shares for which the Trustee receives direction. In the event of a tender offer for Employer Stock, each Participant (or Beneficiary) who is so entitled shall be provided with materials provided to the applicable shareholders in connection with such tender offer, together with a form upon which tender instructions may be given to the Trustee. Any allocated Employer Stock with respect to which tender instructions are not given (by the Participant or Beneficiary) and any shares of Employer Stock which are not then allocated to Participant’s Accounts, shall not be tendered.
7.12	ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.12 shall apply to distributions made under the Plan.

(a)	A “distributee” (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions:
(i)	Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)	Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified defined contribution plan that meets the requirements of Section 401(a) of the Code and accepts rollovers, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan, or any other type of plan that is included within the definition of “eligible retirement plan” under Section 401(a)(31)(E) of the Code.

(iii)	Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse, and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(c)	If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(i)	the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.
(d)	If a distribution is one to which Sections 401(a)(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the requirements of paragraphs (c)(i) and (c)(ii) above are satisfied with respect to both the Participant and the Participant’s spouse, if applicable.

ARTICLE EIGHT—LOANS AND IN-SERVICE WITHDRAWALS
8.1	LOANS
(a)	Permissible Amount and Procedures. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant’s vested Account balance. The Participant’s signature shall be required on a promissory note. In addition, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, such Participant’s spouse shall be required to consent in writing to the making of the loan. Such written consent must (1) be obtained within the ninety (90)-day period preceding the granting of the loan, (2) acknowledge the effect of the loan, and (3) be witnessed by a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. The rate of interest on loans shall be the prime rate as published in The Wall Street Journal plus 1%. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant’s Account.

(b)	Limitation on Amount of Loans. A Participant’s loan shall not exceed the lesser of:
(1)	$50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

(2)	one-half (1/2) of the vested value of the Participant’s Account, determined as of the Valuation Date preceding the date of the Participant’s loan.
Provided, however, that in no event shall any portion of a Participant’s loan be derived from amounts transferred directly from a money purchase pension plan, Employer retirement contributions made on behalf of the Participant, or any Employer matching contributions made on behalf of the Participant which are invested in the Employer Stock fund other than by the Participant’s investment direction.
Any loan must be repaid within five (5) years, unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed fifteen (15) years. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, that a Participant is on a leave of absence (“Leave”), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan must be repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the Leave ends (or, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.
If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.
If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant’s Beneficiary under the provisions of the Plan.
In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer’s related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.
8.2	HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account attributable to his elective deferrals, without regard to earnings thereon after December 31, 1988, any rollover contributions, including earnings thereon, and any after-tax contributions, including earnings thereon, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.
Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant’s spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant’s spouse, or any of the Participant’s dependents or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence. Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant’s Account shall be reduced accordingly.

A distribution shall be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:
(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)	The Participant has obtained all distributions, other than hardship distributions (including the distribution of any dividends pursuant to the second paragraph of Section 5.1(c)), and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

(3)	The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective deferrals to the Plan and all other plans maintained by the Employer (or reinvesting any dividends in the Plan pursuant to the second paragraph of Section 5.1(c)), for six (6) months after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase also includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.
Notwithstanding the foregoing provisions of this Section, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant’s spouse, which consent must be notarized.
8.3	WITHDRAWALS AFTER AGE 59 1/2. After attaining age fifty-nine and one-half (59 1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account, excluding, prior to the Participant attaining age seventy and one-half (70 1/2), any Employer retirement contributions made on his behalf, any Employer matching contributions made on behalf of the Participant which are invested in the Employer Stock fund other than by the Participant’s investment direction, and excluding any portion of the Participant’s Account subject to the provisions of Section 7.4, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.
If any portion of the amount to be withdrawn is invested in the Employer Stock fund, the Participant may elect to have such portion distributed in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.

Notwithstanding the foregoing provisions of this Section, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant’s spouse, which consent must be notarized.
8.4	WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any after-tax contributions and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.
If any portion of the amount to be withdrawn is invested in the Employer Stock fund, the Participant may elect to have such portion distributed in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.
Notwithstanding the foregoing provisions of this Section, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant’s spouse, which consent must be notarized.
8.5	WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any rollover contributions and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.
If any portion of the amount to be withdrawn is invested in the Employer Stock fund, the Participant may elect to have such portion distributed in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.
Notwithstanding the foregoing provisions of this Section, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant’s spouse, which consent must be notarized.

ARTICLE NINE —ADMINISTRATION OF THE PLAN
9.1	PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and “named fiduciary” (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons. The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final and binding on all parties subject to the Plan’s Claims Procedures under Section 9.2. To the extent that the Administrator delegates any of its duties under this Section 9.1, such delegate shall have the same discretion to interpret the Plan and make factual findings with respect thereto as the Administrator under this Section 9.1
In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.
The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper’s fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if, and to the extent, the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.
The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.
The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2	CLAIMS PROCEDURE.
(a)	Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the “claimant”) must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.
If a claim, other than for a Disability claim, is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).
If a Disability claim is denied in whole or in part, the Administrator shall notify the claimant within forty-five (45) days after receipt of the claim (or within seventy-five (75) days if the Administrator determines that an extension is necessary due to matters beyond the control of the Plan (or one hundred five (105) days if, prior to the end of the seventy-five (75) day period, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first extension period), if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial forty-five (45) or seventy-five (75) day period, as the case may be). The notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information. In the event that a period of time is extended as permitted pursuant to this paragraph due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.
The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:
(i)	the specific reason or reasons for the denial of the claim;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability claim) after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim;

(v)	a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended from time to time, following a denial of a claim on review; and

(vi)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.
(b)	Upon denial of a claim in whole or in part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted, upon request and free of charge, to review and receive copies of documents, records and other information pertinent to the denial, and to submit issues and comments in writing, documents, records, and other information relating to the claim for benefits. Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above. The appeal of a Disability claim shall be conducted by an appropriate named fiduciary of the Plan, appointed by the Administrator, who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual (the “Named Fiduciary”). In deciding an appeal on a Disability claim based in whole or in part on medical judgment, the Named Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, who was not involved with the initial claims determination, and who is not a subordinate of such an individual. The full and fair review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claims, without regard to whether such information was submitted or considered in the initial benefit determination, and provide a review that does not afford deference to the initial benefit determination. In addition, any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination, will be identified by the Named Fiduciary. If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive, to the extent permitted by law.
The Administrator or Named Fiduciary, as the case may be, may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties, to the extent permitted by law. The Administrator or Named Fiduciary, as the case may be, shall advise the claimant of the results of the review within sixty (60) days (or forty-five (45) days in the case of a Disability claim) after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days, or ninety (90) days in the case of a Disability claim, after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension that indicates the special circumstances requiring the extension of time and the date by which the Plan expects to render the determination on review. In the event that a period of time is extended as permitted pursuant to this paragraph due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include:
(i)	specific reasons for the decision;

(ii)	specific references to the pertinent Plan provisions on which the decision is based;

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)	a statement of the claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended from time to time, following a denial of a claim on review; and

(V)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.
The decision of the Administrator or Named Fiduciary, as the case may be, shall be final, binding and conclusive to the extent permitted by law. In performing the duties under this Section 9.2 of the Plan, the Named Fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrator under Section 9.1 of the Plan.
9.3	TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE TEN—SPECIAL COMPLIANCE PROVISIONS
10.1	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. Notwithstanding any other provision of the Plan, “Excess Elective Deferrals” (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Elective Deferrals for the preceding calendar year.
“Excess Elective Deferrals” shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation: shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant’s Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Elective Deferrals is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.
An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the elective deferrals were made. A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his elective deferrals under the Plan or any other plans of the Employer (including any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.
For purposes of this Article Ten, “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Code Section 408(k)(6), and SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

10.2	LIMITATIONS ON 401(k) CONTRIBUTIONS.
(a)	Actual Deferral Percentage Test (“ADP Test”). Amounts contributed as Elective Deferrals under Section 4.1(a) and, if so elected by the Employer, “Qualified Matching Contributions” (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the “deferred amounts.” For purposes of the “actual deferral percentage test” described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year, and, but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2 1/2) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

For purposes of this Section, “Qualified Matching Contributions” shall mean matching contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

Any Qualified Matching Contributions and Fail-Safe Contributions treated as Elective Deferrals for purposes of this Section shall be immediately and fully vested when made and shall not be distributable prior to the Participant’s separation from service, Disability, or death, the termination of the Plan without establishment or maintenance of a “successor plan” within the meaning of Section 1.401(k)-1(d)(3) of the IRS Treasury Regulations, or the sale or disposition of stock or assets of the Employer. Further, any Qualified Matching Contributions and Fail-Safe Contributions shall satisfy the requirements of Section 401(a)(4) of the Code.

As of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:
(1)	The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.
For purposes of the above tests, the “actual deferral percentage” shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for such Plan Year. Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.
For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same actual deferral percentage testing method.
The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.
In the event the actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees and who are employed on the last day of the Plan Year (“Eligible Nonhighly-Compensated

Employee(s)”). The Fail-Safe Contribution shall be allocated first to the Eligible Nonhighly-Compensated Employee whose compensation is the lowest of all Eligible Nonhighly-Compensated Employees in an amount that does not exceed twenty-five percent (25%) of his compensation (within the meaning of Section 11.1) reduced by any contributions made on his behalf for the Plan Year pursuant to Sections 4.1 and 4.2; then to the Eligible Nonhighly-Compensated Employee with the second lowest compensation of all Eligible Nonhighly-Compensated Employees in the same manner as set forth above, and continuing to be allocated to Eligible Nonhighly-Compensated Employees in the order of ascending compensation until the actual deferral percentage test is satisfied. For purposes of this paragraph, “compensation,” unless specified otherwise, shall mean compensation used for the actual deferral percentage test.
(b)	Distributions of Excess Contributions.
(1)	In General. If the actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the “excess contributions”, and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

(2)	Excess Contributions. For purposes of this Section, “excess contributions” shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the Highly- Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the test under Section 10.2(a), determined by reducing the actual deferral percentage of the Highly-Compensated Employees taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the highest actual deferral percentage and continuing in descending order until the test under Section 10.2(a) is satisfied. In order to comply with Section 401(k)(8)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), excess contributions shall be allocated to the Highly-Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated.

(3)	Determination of Income. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Participant’s deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant’s Account balances attributable to the Participant’s deferred amounts on the last day of the Plan Year.
(4)	Maximum Distributable Amount. The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s deferred amounts for the Plan Year. Excess contributions shall be distributed from that portion of the Participant’s Account attributable to such deferred amounts to the extent allowable under Treasury regulations.
(c)	ADP Test Safe Harbor Rules. The actual deferral percentage test (as set forth in subsection (a) above) shall be deemed to have been met for the Plan Year in which the Plan satisfies both the notice requirement and the contribution requirement described below. The safe-harbor contribution requirement must be satisfied without regard to Section 401(l) of the Code. Further, the safe-harbor contribution requirement shall be satisfied for a Plan Year if the Plan satisfies the matching contribution requirement of subsection (ii) below. Under the matching contribution requirement, the enhanced match shall be made on behalf of each Participant.
(i)	Notice Requirement - At least thirty (30) days, and no more than ninety (90) days, prior to the beginning of each Plan Year, the Plan Administrator shall provide each Employee eligible to participate in the Plan with notice in writing in a manner calculated to be understood by the average eligible Employee, or through an electronic medium reasonably accessible to such Employee, of the contribution requirement described below, any other contributions under the Plan, and the conditions under which such contributions are made, the type and amount of Compensation that may be deferred under the Plan, the procedures for making salary deferrals and the administrative and timing requirements that apply, the periods available under the Plan for making cash or deferred elections, the plan to which safe-harbor contributions will be made (if different than the Plan containing the cash or deferred arrangement), and the withdrawal and vesting provisions applicable to contributions under the Plan. With respect to the election periods referenced in the preceding sentence, an eligible Employee may make and/or modify his elective deferral election on a daily basis; provided, however, that an eligible Employee may make or modify a deferral election during the thirty (30)-day period immediately following receipt of the notice requirement. During the ninety (90) day period ending with the day an Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Employee. Notwithstanding the foregoing, the notice shall satisfy both the content requirement and timing requirement of IRS Notice 98-52 and IRS Notice 2000-3, and any subsequent guidance issued by the IRS, or any regulations issued under Section 401(k)(12) of the Code.

(ii)	Safe-Harbor Basic Matching Contribution - The Employer shall make a basic matching contribution on behalf of each Employee participating in the Plan in an amount equal to:
(A)	one hundred percent (100%) of the sum of elective deferrals and after-tax contributions of such Participant, to the extent such elective deferrals and after-tax contributions do not exceed three percent (3%) of the Participant’s Compensation, and

(B)	fifty percent (50%) of the sum of elective deferrals and after-tax contributions of such Participant to the extent that such elective deferrals and after-tax contributions exceed three percent (3%), but do not exceed six percent (6%), of the Participant’s Compensation.
10.3	NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.
(a)	Actual Contribution Percentage Test (“ACP Test”). The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a) and such matching contributions are not used to satisfy the actual deferral percentage test of Section 10.2 and/or in the event Employee after-tax contributions are made to the Plan under Section 4.5. Any Employee after-tax contributions that are used to satisfy the actual contribution percentage test shall satisfy the requirements of Section 1.401(m)-1(b)(5) of the IRS Treasury Regulations.

As of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:
(1)	The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible

Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.
For purposes of the above tests, the “average contribution percentage” shall mean the average (expressed as a percentage) of the contribution percentages of the “eligible Participants” in each group. The “contribution percentage” shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant’s compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for the Plan Year. Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2. “Eligible Participant” shall mean each Employee who is eligible to receive Employer matching contributions or make after-tax contributions.
For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.
In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same actual contribution percentage testing method.
The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
(b)	Distribution of Excess Employer Matching Contributions.
(1)	In General. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the “excess aggregate contributions”, and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used either to reduce Employer contributions under Section 4.2(a) or to pay administrative expenses of the Plan. To the extent that such “excess aggregate contributions” are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such “excess aggregate contributions” were made. However, if such excess aggregate contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.
(2)	Excess Aggregate Contributions. For purposes of this Section, “excess aggregate contributions” shall consist of the excess of the amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the nondiscrimination tests under Section 10.3(a), determined by reducing the actual contribution percentage of the Highly-Compensated Employees taken into account in calculating the actual contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the highest actual contribution percentage and continuing in descending order until the test under Section 10.3(a) is satisfied. In order to comply with Section 401(m)(6)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), excess contributions shall be allocated to the Highly-Compensated Employee with the largest dollar amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest dollar amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) and continuing in descending order until all the excess aggregate contributions have been allocated.
(3)	Determination of Income. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant’s Account balances attributable to Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2), on the last day of the Plan Year.
Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.
(c)	ACP Test Safe Harbor Rules. The average contribution percentage test (as set forth in subsection (a) above) shall be deemed to have been met for the Plan Year in which the Plan satisfies both the notice and contribution requirements of Section 10.2(c). Provided, however, that in the event matching contributions are made to the Plan: (i) matching contributions are not made with respect to elective deferrals or after-tax contributions that in the aggregate exceed six percent (6%) of the Participant’s Compensation; (ii) the rate of matching contributions does not increase as a Participant’s rate of elective deferrals or after-tax contributions increases; and (iii) the rate of matching contributions for Highly-Compensated Employees is not greater than the rate of matching contributions for Nonhighly-Compensated Employees at any rate of elective deferrals and/or after-tax contributions. In addition, the Employer shall be permitted to impose restrictions on election periods, amount of elective deferrals, types of compensation that may be deferred, and restrictions due to limitations under the Code only to the extent permitted under IRS Notice 98-52, IRS Notice 2000-3 and any subsequent guidance or regulations issued by the Internal Revenue Service.

The Plan automatically satisfies the average contribution percentage test if the Plan utilizes the safe-harbor enhanced matching contribution formula under Section 10.2(c) under which matching contributions are only made with respect to elective deferral contributions that do not exceed six percent (6%) of the Participant’s Compensation, and no other matching contributions are provided under the Plan.

The average contribution percentage test shall apply with respect to matching contributions under the Plan that fail to satisfy the ACP test safe-harbor and with respect to after-tax contributions.

Matching contributions shall be taken into account for a Plan Year under the average contribution percentage test safe-harbor provided such matching contributions are allocated to the Participant’s account under the terms of the Plan as of any date within the Plan Year, are actually paid to the Trust no later than twelve (12) months after the close of the Plan Year, and are made on behalf of a Participant on account of the Participant’s elective deferrals or after-tax contributions for the Plan Year.

ARTICLE ELEVEN—LIMITATION ON ANNUAL ADDITIONS
11.1 RULES AND DEFINITIONS.
(a)	Rules. The following rules shall limit additions to Participants’ Accounts:
(1)	If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant’s Account for any limitation year shall not exceed the lesser of the “maximum permissible” amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant’s Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

(2)	Prior to determining the Participant’s actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3)	As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant’s actual compensation for the limitation year.

(4)	If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Compensation, a reasonable error in determining elective deferrals, the limitations of Section 415 of the Code are exceeded, such excess amount shall be disposed of as follows:
(A)	Any nondeductible Employee after-tax contributions (plus attributable earnings) and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a) (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.

(B)	If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant’s Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

(C)	If an excess amount still exists after the application of subparagraph (A), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary. Excess amounts may not be distributed to Participants or former Participants.

(D)	If a suspense account is in existence at any time during the limitation year pursuant to this Section 11.1(a)(4), it shall not participate in the allocation of the Trust’s investment gains and losses. In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants’ Accounts before any Employer or Employee contributions may be made for the limitation year.
(5)	If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant’s account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).
(b)	Definitions.
(1)	Annual additions: The following amounts credited to a Participant’s Account for the limitation year shall be treated as annual additions:
(A)	Employer contributions;

(B)	Elective deferrals;

(C)	Employee after-tax contributions, if any;

(D)	Forfeitures, if any; and

(E)	Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.
Employer and employee contributions taken into account as annual additions shall include “excess contributions” as defined in Section 401(k)(8)(B) of the Code, “excess aggregate contributions” as defined in Section 401(m)(6)(B) of the Code, and “excess deferrals” as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

(2)	Compensation: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and including also any elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125 of the Code or Section 132(f) of the Code. Notwithstanding the foregoing, Compensation for purposes of this Section shall exclude the following:
(A)	Except as provided in the preceding paragraph of this Section 11.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(B)	Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

(D)	Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).
Compensation shall be measured on the basis of compensation paid in the limitation year.

(3)	Defined contribution dollar limitation: This shall mean $40,000, as adjusted under Section 415(d) of the Code.

(4)	Employer: This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(5)	Limitation year: This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period. The election shall be made by the adoption of a Plan amendment by the Employer. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(6)	Maximum permissible amount: Except to the extent permitted under Section 4.1(e) of the Plan and Section 414(v) of the Code, this shall mean an mount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant’s compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation, multiplied by the following fraction:
Number of months in the short limitation year
12

ARTICLE TWELVE—AMENDMENT AND TERMINATION
12.1	AMENDMENT.The Employer, by resolution of its board of directors, (or, to the extent permitted by resolution of such board of directors, by action of a duly authorized officer of the Employer) shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:
(a)	make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

(b)	decrease a Participant’s account balance or eliminate an optional form of payment (unless permitted by applicable law) with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

(c)	alter the schedule for vesting in a Participant’s Account with respect to any Participant with three (3) or more Years of Service for vesting purposes without his consent or deprive any Participant of any nonforfeitable portion of his Account.
Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.
12.2	TERMINATION OF THE PLAN. The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan’s distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable and the provisions of the preceding paragraph shall apply with respect to such Participants’ Accounts.

In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).

ARTICLE THIRTEEN—TOP-HEAVY PROVISIONS
13.1	APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)). The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.
13.2	DEFINITIONS. For purposes of this Article, the following definitions shall apply:
(a)	Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10% of the Employees) having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. Key Employee shall also include such Employee’s Beneficiary in the event of his death. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	“Top-Heavy Plan”:
(1)	The Plan shall constitute a “Top-Heavy Plan” if any of the following conditions exist:
(A)	The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)	The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)	The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).
(2)	If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In the case of a distribution made for reason other than separation from Service, death or Disability, the preceding sentence shall be applied by substituting a “five (5)-year period” for a “one (1)-year period”. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(3)	For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have not performed services for the Employer for the one (1)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)	Definition of terms for Top-Heavy status:
(A)	“Top-heavy ratio” shall mean the following:

(1)	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the one (1)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the one (1)-year period ending on the determination date) of all Participants as of the determination date. In the case of a distribution made for reason other than separation from Service, death or Disability, the provisions of this paragraph shall be applied by substituting a “five (5)-year period” for a “one (1)-year period”. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.
(B)	“Permissive aggregation group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C)	“Required aggregation group” shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(D)	“Determination date” shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” shall mean the last day of that Plan Year.

(E)	“Valuation Date” shall mean the last day of the Plan Year.

(F)	Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest — five percent (5%); post-retirement mortality based on the

Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.
13.3	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.
(a)	Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant’s compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions, elective deferrals, and forfeitures as a percentage of the Key Employee’s compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2, or the Participant’s failure to make elective deferrals under Section 4.1.

(b)	The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)	Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation. Elective deferrals, however, may not be used for such purpose.

(d)	For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date.

(e)	If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan’s Valuation Date.

(f)	There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that “3%” shall be increased to “5%.”

13.4	VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan’s status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Service for vesting purposes shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

Payment of a Participant’s vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

ARTICLE FOURTEEN—MISCELLANEOUS PROVISIONS
14.1	PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2	SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3	REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:
(a)	Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

(b)	Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly conditioned upon such contributions’ deductibility under the Code.
14.4	BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to “qualified domestic relations orders,” or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any “qualified domestic relations order” relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his “earliest retirement age” (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution. Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

14.5	MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6	INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible “forfeiture” of any vested balance.

14.7	CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.8	GOVERNING DOCUMENTS. A Participant’s rights shall be determined under the terms of the Plan as in effect at the Participant’s date of separation from Service.

14.9	GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.10	HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.11	COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.12	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant’s Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions. In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

14.13	DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 12th day of September, 2003.

POLYONE CORPORATION

By	/s/ Thomas Waltermire
Authorized Officer

AMENDMENT NO. 1
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 1 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective January 1, 2004. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          Section 1.8 of the Plan is hereby amended in its entirety to read as follows:
“1.8	‘EFFECTIVE DATE.’ The Effective Date of this Plan is June 1, 2003. This Plan supercedes the terms of the Merged Plans as of June 1, 2003 and the terms of the Subsequently Merged Plans as of January 1, 2004. The rights of any Participant who separated from the Employer’s Service prior to such dates shall be established under the terms of the Merged Plan or the Subsequently Merged Plan, as applicable, in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.”
II.
          Article I of the Plan is hereby amended by the addition of the following new Sections immediately following Section 1.22 to read as follows:
“ 1.22A	‘PREDECESSOR PLAN’ shall mean The Geon Retirement Savings Plan.

“ 1.22B	‘SUBSEQUENTLY MERGED PLANS’ shall mean the PolyOne Retirement Savings Plan A and the Synergistics Industries (NJ), Inc. Employees 401(k) Plan as of December 31, 2003.”
III.

          The first sentence of the second paragraph of Section 2.1 of the Plan is hereby amended to read as follows:
“Any Participant who was a participant in a Merged Plan as of May 31, 2003 or a Subsequently Merged Plan as of December 31, 2003 shall be credited with any prior ‘Years of Service’ credited under the Merged Plan or the Subsequently Merged Plan, as applicable, as of such date.”
IV.
          Section 3.1 of the Plan is hereby amended by the addition of the following new sentence immediately following the first sentence thereof to read as follows:
“Any Employee participating in a Subsequently Merged Plan as of December 31, 2003 shall become a Participant as of January 1, 2004.”
V.
          The third sentence of Section 3.1 of the Plan is hereby amended to read as follows:
“In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) regularly employed outside of the United States and not paid in United States dollars; (iii) classified by the Employer as anything other than an Employee (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iv) employed as a Leased Employee; or (v) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).”
VI.

          The first sentence of Section 4.2(a) of the Plan is hereby amended to read as follows:
“Effective prior to January 1, 2004, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 50% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively and on and after January 1, 2004, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 50% of the first 3%, and 25% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively.”
VII.
          Section 4.2 of the Plan is hereby amended by the addition of the following new Subsection at the end thereof to read as follows:
“(c)	Employer Transition Contributions. For each payroll period, the Employer shall also make a transition contribution on behalf of each Participant who is a participant in that portion of the PolyOne Merged Pension Plan comprised of the plan document for The Geon Pension Plan, and whose age plus ‘Benefit Service’ under such pension plan as of December 31, 2002 equaled forty-five (45) or more. Such contribution shall be equal to a percentage of each such eligible Participant’s Compensation for the payroll period in which the contribution is made as follows:

Age Plus Benefit Service as of 12/31/02	Transition Contribution
45 but less than 50	1.00%
50 but less than 55	1.75%
55 but less than 60	2.5%
60 but less than 65	3.25%
65 or more	4.00% %.”
VIII.
          Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

“6.1	VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions, Employer transition contributions under Section 4.2(c), Fail-Safe Contributions and Qualified Matching Contributions as defined in Section 10.2, any dividends paid on Employer Stock credited to his Account, any rollovers from other plans, and any other contributions made on his behalf, other than retirement contributions made under Section 4.2(b) or any Employer retirement contributions transferred from a Merged Plan or a Subsequently Merged Plan, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer retirement contributions under Section 4.2(b) and, except as otherwise provided below, any Employer retirement contributions transferred from a Merged Plan or a Subsequently Merged Plan, as follows:

Years of Service	Vested Percentage
Less than 3 years	0%
3 years and thereafter	100%
Notwithstanding the foregoing, any Participant who was a Participant in the M.A. Hanna Company Capital Accumulation Plan and/or the M.A. Hanna Company 401(k) and Retirement Plan as of May 31, 2003, and who was credited with two (2) years of service (for vesting purposes) under either such plan as of such date, shall have at least a twenty percent (20%) vested interest in any employer contributions transferred from such plan(s) and in any Employer retirement contributions under Section 4.2(b).”
IX.
          The second sentence of Section 8.1(b) of the Plan is hereby amended to read as follows:
“Provided, however, that in no event shall any portion of a Participant’s loan be derived from amounts transferred directly from a money purchase pension plan, Employer retirement and/or transition contributions made on behalf of the Participant, or any Employer matching contributions made on behalf of the Participant which are invested in the Employer Stock fund other than by the Participant’s investment direction.”

X.
          The first sentence of Section 8.2 of the Plan is hereby amended to read as follows:
“In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account attributable to his elective deferrals, without regard to earnings thereon after December 31, 1988, any rollover contributions (excluding any rollover contributions transferred to the Predecessor Plan from the Occidental Petroleum Corporation Savings Plan), including earnings thereon, and any after-tax contributions, including earnings thereon, or (ii) the amount necessary to satisfy the financial hardship.”
XI.
          The first sentence of Section 8.3 of the Plan is hereby amended to read as follows:
“After attaining age fifty-nine and one-half (59 1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account, excluding, prior to the Participant attaining age seventy and one-half (70 1/2), any Employer retirement and/or transition contributions made on his behalf, any Employer matching contributions made on behalf of the Participant which are invested in the Employer Stock fund other than by the Participant’s investment direction, and excluding any portion of the Participant’s Account subject to the provisions of Section 7.4, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.”
XII.
          Article VIII of the Plan is hereby amended by the addition of the following new Section at the end thereof to read as follows:
“8.6	WITHDRAWAL OF CERTAIN PREDECESSOR PLAN CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan any ‘B.F. Goodrich/Occidental matching contributions’ transferred to the Predecessor Plan, and, after attaining age fifty-five (55), a sum not in excess of the credit balance of his vested Account derived from matching contributions made on his behalf under the Predecessor Plan prior to January 1, 2001, and any ‘success sharing contributions’ made under the Predecessor Plan prior to January 1, 1995, including earnings thereon. Any amount withdrawn hereunder shall not be less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards applied by the Administrator.
If any portion of the amount to be withdrawn is invested in the Employer Stock fund, the Participant may elect to have such portion distributed in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.”

          EXECUTED this 31st day of December, 2003.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith

Title: Vice President

AMENDMENT NO. 2
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 2 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective January 1, 2004. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The first sentence of Section 4.1(a) of the Plan is hereby amended to read as follows:
“A Participant may elect to defer from one percent (1%) to fifty percent (50%) (in whole percentages) of his Compensation for a Plan Year.”
          EXECUTED this 31st day of December, 2003.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith

Title: Vice President

AMENDMENT NO. 3 TO
POLYONE RETIREMENT SAVINGS PLAN
WHEREAS, PolyOne Corporation (the “Employer”) heretofore adopted the PolyOne Retirement Savings Plan (the “Plan”); and
WHEREAS, the Employer reserved the right to amend the Plan; and
WHEREAS, the Employer desires to amend the Plan to adopt the model amendments set forth in Revenue Procedure 2002-29 for purposes of complying with the requirements of Section 401(a)(9) of the Internal Revenue Code and the final regulations thereunder;
NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2003, as follows:
1.	The Plan shall be amended by the addition of the following Article 7A:
ARTICLE SEVEN A—MINIMUM DISTRIBUTION REQUIREMENTS
7A.1 GENERAL RULES.
(a)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
7A.2 TIME AND MANNER OF DISTRIBUTION.
(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, and if distribution is to be made over the life or over a period certain not exceeding the life expectancy of the designated Beneficiary (if permitted under Section 7.1 of the Plan), distribution to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the provisions of subsection (i) and (ii) do not otherwise apply, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b), other than Section (b)(i), will apply as if the surviving spouse were the Participant.
For purposes hereof, unless subsection (b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (b)(i)), the date distributions are considered to begin is the date distributions actually commence.
(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with

Sections 7A.3 and 7A.4 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
7A.3 REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME.
(a)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
7A.4 REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH.
(a)	Death On or After Date Distributions Begin.
(i)	Participant Survived by Designated Beneficiary. Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)	Death Before Date Distributions Begin.
(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (a)

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7A.2(b)(i), this Section 7A.4 will apply as if the surviving spouse were the Participant.
7A.5 DEFINITIONS.
(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7A.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)	Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date specified in Section 7.2 of the Plan.
IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed as of the   31st      day of   December     , 2003.

POLYONE CORPORATION

By:	/s/ Wendy C. Shiba

V.P., Chief Legal Officer and Secretary

AMENDMENT NO. 4
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
               PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 4 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective August 1, 2004. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
               Section 4.2 of the Plan is hereby amended by the addition of the following new Subsection at the end thereof to read as follows:
“(c)	Employer Service Provider Contributions. Any amounts contributed to the Plan by the Employer pursuant to an agreement between the Employer and a service provider (“Employer Service Provider Contributions”) shall be used to pay Plan administrative expenses. To the extent that Employer Service Provider Contributions for a Plan Year exceed Plan administrative expenses for such Plan Year, the excess Employer Service Provider Contributions shall be allocated to the Accounts of all Participants who are employed by the Employer on the last day of the Plan Year. As of the last day of the Plan Year, the Account of each Participant who is eligible to receive an Employer Service Provider Contribution shall be credited with an Employer Service Provider Contribution equal to the total excess Employer Service Provider Contributions multiplied by a fraction, the numerator of which is the Participant’s Account balance as of the last day of the Plan Year and the denominator of which is the sum of the Account balances of all Participants who are eligible to receive Employer Service Provider Contributions.”

EXECUTED this 16th day of August, 2004.

POLYONE CORPORATION
By:	/s/ Kenneth M. Smith

Title:

AMENDMENT NO. 5
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
               PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 5 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective as of June 1, 2003. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
               The last paragraph of Section 6.1 of the Plan is hereby amended to read as follows:
“Notwithstanding the foregoing, for purposes of any Participant who was a participant in the M.A. Hanna Company Capital Accumulation Plan and/or the M.A. Hanna Company 401(k) and Retirement Plan as of May 31, 2003, such Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from such transferred employer retirement contributions and in any Employer retirement contributions under Section 4.2(b), as follows:

Years of Service	Vested Percentage
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3 or more	100%”
               EXECUTED this 16th day of August, 2004.

POLYONE CORPORATION
By:	/s/ Kenneth M. Smith

Title:

AMENDMENT NO. 6
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
               PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 6 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective, except as otherwise set forth below, December 1, 2004. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
               Article I of the Plan is hereby amended by the addition of the following new Section immediately following Section 1.6 to read as follows:
“1.6A	‘DECEMBER 1, 2004 MERGED PLANS’ shall mean the PolyOne Retirement Savings Plan for Collective Bargaining Employees, the PolyOne Retirement Savings Plan for Collective Bargaining Employees A and the Plast-O-Meric Thrift and Savings Plan, each as of November 30, 2004.”
II.
               Section 1.8 of the Plan is hereby amended in its entirety to read as follows:
“1.8	‘EFFECTIVE DATE.’ The Effective Date of this Plan is June 1, 2003. This Plan supercedes the terms of the Merged Plans as of June 1, 2003, the terms of the Subsequently Merged Plans as of January 1, 2004 and the December 1, 2004 Merged Plans as of December 1, 2004. The rights of any Participant who separated from the Employer’s Service prior to such dates shall be established under the terms of the Merged Plan, the Subsequently Merged Plan or the December 1, 2004 Merged Plan, as applicable, in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participant shall also be governed by those documents.”

III.
               Section 1.19 of the Plan is hereby amended in its entirety to read as follows:
“1.19	‘NORMAL RETIREMENT DATE’ shall mean the Participant’s sixty-fifth (65th) birthday, or for Participants who were participants in the Polymer Group Retirement Savings Plan or the 401(k) Savings and Retirement Plan for Polymer Associates as of January 1, 1998, the Participant’s fifty-fifth (55th) birthday or for Participants who were participants in the Plast-O-Meric Thrift and Savings Plan on November 30, 2004, the Participant’s attainment of age fifty-nine and one-half (59 1/2). The date on which the Participant attains age sixty-five (65), fifty-five (55) or fifty-nine and one-half (59 1/2) as the case may be, shall be the Participant’s Normal Retirement Age.”
IV.
               The first sentence of the second paragraph of Section 2.1 of the Plan is hereby amended to read as follows:
“Any Participant who was a participant in a Merged Plan as of May 31, 2003, a Subsequently Merged Plan as of December 31, 2003 or a December 1, 2004 Merged Plan as of November 30, 2004 shall be credited with any prior ‘Years of Service’ credited under the Merged Plan, the Subsequently Merged Plan or the December 1, 2004 Merged Plan, as applicable, as of such date.”
V.
               The first paragraph of Section 3.1 of the Plan is hereby amended to read as follows:
"PARTICIPATION. Any participant in a Merged Plan as of May 31, 2003 shall become a Participant in the Plan as of June 1, 2003. Any participant in a Subsequently Merged Plan as of December 31, 2003 shall become a Participant in the Plan as of January 1, 2004. Any participant in a December 1, 2004 Merged Plan as of November 30, 2004, to the extent that such participant is not already a Participant in the Plan, shall become a Participant in the Plan as of December 1, 2004.”
VI.
               The third paragraph of Section 3.1 of the Plan is hereby amended to read as follows:
“In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless such Employee (or other individual) is employed at the Employer’s Louisville, Kentucky facility or the terms of such bargaining agreement expressly provide for the inclusion in the Plan; (ii) regularly employed outside of the United States and not paid in United States dollars; (iii) classified by the Employer as anything other than an Employee (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iv) employed as a Leased Employee; or (v) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).”
VII.
               Effective January 1, 2005, Section 4.1(a) of the Plan is hereby amended in its entirety to read as follows:
“(a)	Elections. A Participant who is not a Highly Compensated Employee may elect to defer from one percent (1%) to fifty percent (50%) (in whole percentages) of his Compensation for a Plan Year. A Participant who is a Highly Compensated Employee may elect to defer from one percent (1%) to fifteen percent (15%) (in whole percentages) of his Compensation for a Plan Year. The amount of a Participant’s Compensation that is deferred in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of such elective deferrals.”
VIII.
               Effective January 1, 2004, Section 4.1(e) of the Plan is hereby amended by the addition of the following new paragraph at the end thereof to read as follows:
“In furtherance thereof, but without limiting the foregoing, effective January 1, 2004, (a) the percentage limitations on elective deferrals described in Section 4.1(a) of the Plan shall not apply to catch-up contributions, (b) elective deferrals for a Plan Year which exceed (i) the percentage limits described in Section 4.1(a) of the Plan or (ii) the statutory limits described in Section 4.1(c) shall be treated as catch-up contributions; and (c) catch-up contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that an elective deferral may only be characterized as a catch-up contribution on a Plan Year basis.”
IX.
               Effective January 1, 2004, the first two paragraphs of Section 4.5 of the Plan are hereby amended to read as follows:
“A Participant shall be permitted to make after-tax contributions to the Plan in accordance with procedures established by the Administrator which shall be consistently applied and which may be changed from time to time. A Participant may prospectively elect to change or revoke the amount (or percentage, from one percent (1%) to fifty percent (50%)) of his after-tax contributions during the Plan Year in accordance with the procedures established by the Administrator.
Total Contributions under Section 4.1(a) and this Section 4.5 cannot exceed 50% of the Participant’s Compensation for a Plan Year.”
X.
               Effective January 1, 2005, the first two paragraphs of Section 4.5 of the Plan are hereby amended to read as follows:
“A Participant shall be permitted to make after-tax contributions to the Plan in accordance with procedures established by the Administrator which shall be consistently applied and which may be changed from time to time. A Participant who is not a Highly Compensated Employee may prospectively elect to change or revoke the amount (or percentage, from one percent (1%) to fifty percent (50%)) of his after-tax contributions during the Plan Year in accordance with the procedures established by the Administrator. A Participant who is a Highly Compensated Employee may prospectively elect to change or revoke the amount (or percentage, from one percent (1%) to fifteen percent (15%)) of his after-tax contributions during the Plan Year in accordance with the procedures established by the Administrator.
For Participants who are not Highly Compensated Employees, total Contributions under Section 4.1(a) and this Section 4.5 cannot exceed 50% of the Participant’s Compensation for a Plan Year. For Participants who are Highly Compensated Employees, total Contributions under Section 4.1(a) and this Section 4.5 cannot exceed 15% of the Participant’s Compensation for a Plan Year.”
XI.
               The second paragraph of Section 5.1(a) of the Plan is hereby amended to read as follows:
“Notwithstanding the foregoing, (i) for purposes of any Participant who was not a participant in the PolyOne Retirement Savings Plan for Collective Bargaining Employees on November 30, 2004, any Employer matching contributions initially invested in the Employer Stock fund other than by the Participant’s direction, shall remain invested in such fund until such date as is designated by the Employer but not later than September 30, 2003 and (ii) for purposes of any Participant who was a participant in the PolyOne Retirement Savings Plan for Collective Bargaining Employees on November 30, 2004, any Employer matching contributions initially invested in the Employer Stock fund other than by the Participant’s direction prior to December 1, 2004, shall remain invested in such fund until December 1, 2004.”
XII.
               Section 6.1 of the Plan is hereby amended in its entirety to read as follows:
“6.1	VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions, Fail-Safe Contributions and Qualified Matching Contributions as defined in Section 10.2, any dividends paid on Employer Stock credited to his Account, any rollovers or transfers from other plans, and any other contributions made on his behalf, or transferred to the Plan on his behalf, other than retirement contributions made under Section 4.2(b) or any Employer retirement contributions transferred from a Merged Plan, a Subsequently Merged Plan or a December 1, 2004 Merged Plan, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer retirement contributions under Section 4.2(b) and, except as otherwise provided below, any Employer retirement contributions transferred from a Merged Plan, a Subsequently Merged Plan or a December 1, 2004 Merged Plan, as follows:

Years of Service	Vested Percentage
Less than 3 years	0%
3 years and thereafter	100%
Notwithstanding the foregoing, for purposes of any Participant who was a Participant in the M.A. Hanna Company Capital Accumulation Plan and/or the M.A. Hanna Company 401(k) and Retirement Plan as of May 31, 2003, such Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from such transferred employer retirement contributions and in any Employer retirement contributions under Section 4.2(b), as follows:

Years of Service	Vested Percentage
Less than 1 year	0%
1, but less than 2	20%
2, but less than 3	40%
3 or more	100%”
XIII.
               Section 7.1 of the Plan is hereby amended by the addition of the following new paragraph at the end thereof to read as follows:
“Notwithstanding the foregoing, for purposes of distributions commencing earlier than the ninetieth day after the Participants described in this sentence have been given notice pursuant to Section 1.411(d)-4(e) of the Treasury Regulations of the elimination of the optional form of benefit described in this sentence (the “Notice Date”), if any portion of the Participant’s vested Account consists of amounts transferred to the Predecessor Plan from the Occidental Petroleum Corporation Savings Plan or the Occidental Chemical Corporation Savings and Investment Plan, and if the Participant’s vested Account exceeds $5,000, the Participant may elect to receive distribution of his vested Account in the form of an annuity, subject to the provisions of Section 7.4.”
XIV.
               The first sentence of Section 7.4 of the Plan is hereby amended to read as follows:
“This Section shall apply if any portion of a Participant’s vested Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417, which provisions may not be limited via an amendment under the Employee Retirement Income Security Act of 1974 or, prior to the Notice Date (as defined in Section 7.1), if any portion of a Participant’s vested Account consists of amounts transferred to the Predecessor Plan from the Occidental Petroleum Corporation Savings Plan or the Occidental Chemical Corporation Savings and Investment Plan and if the Participant elects the annuity option under Section 7.1.”
XV.
               The first sentence of Section 7.8 of the Plan is hereby amended to read as follows:
“The provisions of this Section shall apply if any portion of a Participant’s vested Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417, which provisions may not be limited via an amendment under the Employee Retirement Income Security Act of 1974.”
XVI.
               ARTICLE SEVEN of the Plan is hereby amended by the addition of the following new Section immediately following Section 7.8 of the Plan to read as follows:
“7.8A	QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY FOR CERTAIN OCCIDENTAL PARTICIPANTS. The provisions of this Section shall apply if any portion of a Participant’s vested Account consists of amounts transferred to the Predecessor Plan from the Occidental Petroleum Corporation Savings Plan or the Occidental Chemical Corporation Savings and Investment Plan and if the Participant elects the annuity option under Section 7.1.

If a married Participant dies after electing the ‘qualified joint and survivor annuity’ (as defined in Section 7.4), and prior to the annuity starting date,

such Participant’s vested Account balance shall be applied to the purchase of an annuity for the life of the Participant’s surviving spouse; provided, however, that the Participant’s surviving spouse may elect to waive such annuity and receive such death benefit in the form of a lump-sum payment. The Administrator must furnish to the surviving spouse, within a reasonable amount of time after a written request has been made by such surviving spouse, a written explanation of the terms and conditions of the qualified pre-retirement survivor annuity and any other form of payment which may be selected. The Participant’s surviving spouse may commence the payment of his qualified pre-retirement survivor annuity under this Section within a reasonable period following the Participant’s death.”
XVII.
               The third sentence of the first paragraph of Section 8.1 of the Plan is hereby amended to read as follows:
“In addition, if the Participant is married, and if any portion of the Participant’s Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417, which provisions may not be limited via an amendment under the Employee Retirement Income Security Act of 1974, such Participant’s spouse shall be required to consent in writing to the making of the loan.”
XVIII.
               The first sentence of Section 8.2 of the Plan is hereby amended to read as follows:
“In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account attributable to his elective deferrals, without regard to earnings thereon after December 31, 1988, any rollover contributions (excluding any rollover contributions transferred from the Occidental Petroleum Corporation Savings Plan to a December 1, 2004 Merged Plan), including earnings thereon, and any after-tax contributions, including earnings thereon or (ii) the amount necessary to satisfy the financial hardship.”
XIX.

               The last paragraph of each of Sections 8.2, 8.3, 8.4 and 8.5 of the Plan are hereby amended to read as follows:
“Notwithstanding the foregoing provisions of this Section, if the Participant is married, and if any portion of the Participant’s Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417, which provisions may not be limited via an amendment under the Employee Retirement Income Security Act of 1974, the Participant must obtain the written consent of the Participant’s spouse, which consent must be notarized.”
XX.
               ARTICLE EIGHT of the Plan is hereby amended by the addition of the following new Section at the end thereof to read as follows:
“8.7	WITHDRAWAL OF CERTAIN PLAST-O-MERIC THRIFT AND SAVINGS PLAN CONTRIBUTIONS. A Participant, by giving notice to the Administrator, may withdraw from the Plan any ‘Plast-O-Meric Thrift and Savings Plan Transfer Contributions’ transferred to this Plan from the Plast-O-Meric Thrift and Savings Plan. Any such withdrawal shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

If any portion of the amount to be withdrawn is invested in the Employer Stock fund, the Participant may elect to have such portion distributed in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock fund, being distributed in cash.”
EXECUTED this 29th day of November, 2004.

POLYONE CORPORATION
By:	/s/ Kenneth M. Smith

Title: Chief Information and Human Resources Officer

AMENDMENT NO. 7
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 7 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective April 1, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The first sentence of Section 4.2(a) of the Plan is hereby amended to read as follows:
“Effective prior to January 1, 2004, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 50% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively; effective on and after January 1, 2004 and prior to April 1, 2005, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 50% of the first 3%, and 25% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after tax contributions under Section 4.1 and Section 4.5, respectively; and effective on and after April 1, 2005, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 25% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively.”
          EXECUTED this 1st day of March, 2005.

POLYONE CORPORATION

/s/ Kenneth M. Smith
By: Kenneth M. Smith
Vice President and
Chief Human Resources Officer

AMENDMENT NO. 8
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 8 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective March 28, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The second paragraph of Section 7.1 of the Plan is hereby amended to read as follows:
“If the Participant’s vested Account (excluding any rollover contributions) exceeds $1,000, and the Participant elects to defer distribution of his vested Account pursuant to the provisions of Section 7.2 below, the Participant may, from time to time, elect to withdraw amounts from his vested Account, subject to rules and procedures established by the Administrator.”
II.
          The first two paragraphs of Section 7.2 of the Plan are hereby amended to read as follows:
“TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Distribution of the Participant’s Account balance for a Participant who terminates employment on or after his Normal Retirement Date, or as a result of his Disability, shall be made or commence no later than one (1) year following the close of the Plan Year in which such event occurred; provided, however, that if the amount required to be distributed cannot be ascertained by such date, distribution shall be made no later than sixty (60) days after the earliest date on which such amount can be ascertained; and provided, further, that, subject to the last paragraph of this Section, if the Participant’s vested Account balance (excluding any rollover contributions) exceeds $1,0000, distribution shall not be made or commence, unless the Participant otherwise requests in writing. In such event, distribution shall commence as soon as administratively practical following receipt by the Administrator of the Participant’s written request.

If a Participant terminates employment for any reason other than Normal Retirement, Disability or death, distribution of his vested Account balance shall be made or commence no later than the close of the sixth Plan Year following the Plan Year in which he terminated employment. However, if the vested balance of a Participant’s Account exceeds $1,000 (without regard to any rollover contributions), subject to the last paragraph of this Section, distribution of his vested Account shall not be made or commence unless the Participant otherwise requests in writing.”
III.
          The first sentence of Section 7.4(d) of the Plan is hereby amended to read as follows:
“Notwithstanding anything contained herein to the contrary, if the portion of the vested balance of the Participant’s Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (excluding any rollover contributions) does not exceed $1,000, distribution of the portion of the Participant’s vested Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 shall be made in the form of a lump-sum payment.”

          EXECUTED this 28th day of March, 2005.

POLYONE CORPORATION

/s/ Kenneth M. Smith
By: Kenneth M. Smith
Vice President and
Chief Human Resources Officer

AMENDMENT NO. 9
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 9 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective January 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The first paragraph of Section 4.2(a) of the Plan is hereby amended to read as follows:
“Effective prior to January 1, 2004, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 50% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively; effective on and after January 1, 2004 and prior to April 1, 2005, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 50% of the first 3%, and 25% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after tax contributions under Section 4.1 and Section 4.5, respectively; effective on and after April 1, 2005 and prior to January 1, 2006, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 25% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively; and effective on and after January 1, 2006, for each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a matching contribution equal to 100% of the first 3%, and 50% of the next 3%, of the Participant’s Compensation contributed to the Plan as elective deferrals and/or after-tax contributions under Section 4.1 and Section 4.5, respectively.”
II.
          The last sentence of the fourth paragraph of Section 4.2(a) of the Plan is hereby deleted.

POLYONE CORPORATION

/s/ Kenneth M. Smith
By: Kenneth M. Smith
Vice President and
Chief Human Resources Officer

AMENDMENT NO. 10
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 10 to the PolyOne Retirement Savings Plan (Effective June 1, 2003) (the “Plan”) effective March 28, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The second paragraph of Section 7.1 of the Plan is hereby amended to read as follows:
“If the Participant’s vested Account (including any rollover contributions) exceeds $1,000, and the Participant elects to defer distribution of his vested Account pursuant to the provisions of Section 7.2 below, the Participant may, from time to time, elect to withdraw amounts from his vested Account, subject to rules and procedures established by the Administrator.”
II.
          The first two paragraphs of Section 7.2 of the Plan are hereby amended to read as follows:
“TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Distribution of the Participant’s Account balance for a Participant who terminates employment on or after his Normal Retirement Date, or as a result of his Disability, shall be made or commence no later than one (1) year following the close of the Plan Year in which such event occurred; provided, however, that if the amount required to be distributed cannot be ascertained by such date, distribution shall be made no later than sixty (60) days after the earliest date on which such amount can be ascertained; and provided, further, that, subject to the last paragraph of this Section, if the Participant’s vested Account balance (including any rollover contributions) exceeds $1,0000, distribution shall not be made or commence, unless the Participant otherwise requests in writing. In such event, distribution shall commence as soon as administratively practical following receipt by the Administrator of the Participant’s written request.

If a Participant terminates employment for any reason other than Normal Retirement, Disability or death, distribution of his vested Account balance shall be made or commence no later than the close of the sixth Plan Year following the Plan Year in which he terminated employment. However, if the vested balance of a Participant’s Account (including any rollover contributions) exceeds $1,000, subject to the last paragraph of this Section, distribution of his vested Account shall not be made or commence unless the Participant otherwise requests in writing.”
III.
          The first sentence of Section 7.4(d) of the Plan is hereby amended to read as follows:
“Notwithstanding anything contained herein to the contrary, if the portion of the vested balance of the Participant’s Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (including any rollover contributions) does not exceed $1,000, distribution of the portion of the Participant’s vested Account derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 shall be made in the form of a lump-sum payment.”
          EXECUTED this 29th day of December, 2005.

POLYONE CORPORATION

/s/ Kenneth M. Smith
By: Kenneth M. Smith
Vice President and
Chief Human Resources Officer

AMENDMENT NO. 11
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 11 to the PolyOne Retirement Savings Plan (Effective June 1, 2003), as previously amended (the “Plan”), effective August 15, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          Article I of the Plan is hereby amended by the addition of the following new Section immediately following Section 1.6A to read as follows:
“1.6B	‘DENNIS CHEMICAL PLAN’ shall mean the Dennis Chemical Company, Inc. 401(k) Plan, as of the effective date of the merger of the Dennis Chemical Plan with and into the Plan.”
II.
          Section 1.8 of the Plan is hereby amended in its entirety to read as follows:
“1.8	‘EFFECTIVE DATE.’ The Effective Date of this Plan is June 1, 2003. This Plan supersedes the terms of the Merged Plans as of June 1, 2003; the terms of the Subsequently Merged Plans as of January 1, 2004; the December 1, 2004 Merged Plans as of December 1, 2004; and the terms of the Dennis Chemical Plan and the Wilflex Plan as of the effective date(s) of the mergers of those plans with and into this Plan. The rights of any Participant with respect to the Merged Plan, the Subsequently Merged Plan, the December 1, 2004 Merged Plan, the Dennis Chemical Plan, or the Wilflex Plan who separated from the Employer’s Service prior to such dates shall be established under the terms of the Merged Plan, the Subsequently Merged Plan, the December 1, 2004 Merged Plan, the Dennis Chemical Plan, or the Wilflex Plan, as applicable, in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participant shall also be governed by those documents.”

III.
          The first sentence of the second paragraph of Section 2.1 of the Plan is hereby amended to read as follows:
“Any Participant who was a participant in a Merged Plan as of May 31, 2003, a Subsequently Merged Plan as of December 31, 2003, a December 1, 2004 Merged Plan as of November 30, 2004, or the Dennis Chemical Plan or Wilflex Plan as of the effective date(s) of the mergers of such plans with and into the Plan shall be credited with any prior ‘Years of Service’ credited under the Merged Plan, the Subsequently Merged Plan, the December 1, 2004 Merged Plan, the Dennis Chemical Plan or the Wilflex Plan, as applicable, as of such date.”
V.
          The first paragraph of Section 3.1 of the Plan is hereby amended to read as follows:
“PARTICIPATION. Any participant in a Merged Plan as of May 31, 2003 shall become a Participant in the Plan as of June 1, 2003. Any participant in a Subsequently Merged Plan as of December 31, 2003 shall become a Participant in the Plan as of January 1, 2004. Any participant in a December 1, 2004 Merged Plan as of November 30, 2004, to the extent that such participant is not already a Participant in the Plan, shall become a Participant in the Plan as of December 1, 2004. Any participant in the Dennis Chemical Plan or the Wilflex Plan as of the effective date(s) of the mergers of such plans with and into the Plan, to the extent that such participant is not already a Participant in the Plan on such date, shall become a Participant in the Plan as of that date.”

VI.
          The first sentence of Section 6.1 of the Plan is hereby amended to read as follows:
“A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions, Fail-Safe Contributions and Qualified Matching Contributions as defined in Section 10.2, any dividends paid on Employer Stock credited to his Account, any rollovers or transfers from other plans, and any other contributions made on his behalf, or transferred to the Plan on his behalf (including amounts transferred from the Dennis Chemical Plan and the Wilflex Plan), other than retirement contributions made under Section 4.2(b) or any Employer retirement contributions transferred from a Merged Plan, a Subsequently Merged Plan or a December 1, 2004 Merged Plan, as adjusted for investment experience.
               EXECUTED this 29th day of June, 2006.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith

Title:

AMENDMENT NO. 12
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 12 to the PolyOne Retirement Savings Plan (Effective June 1, 2003), as previously amended (the “Plan”), effective November 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          Article I of the Plan is hereby amended by the addition of the following new Section immediately following Section 1.25 to read as follows:
“1.25A	‘WILFLEX PLAN’ shall mean the Wilflex Savings Plan, as of the effective date of the merger of the Wiflex Savings Plan with and into the Plan.”
II.
          Section 1.8 of the Plan is hereby amended in its entirety to read as follows:
“1.8	‘EFFECTIVE DATE.’ The Effective Date of this Plan is June 1, 2003. This Plan supercedes the terms of the Merged Plans as of June 1, 2003; the terms of the Subsequently Merged Plans as of January 1, 2004; the December 1, 2004 Merged Plans as of December 1, 2004; and the terms of the Dennis Chemical Plan and the Wilflex Plan as of the effective date(s) of the mergers of those plans with and into this Plan. The rights of any Participant with respect to the Merged Plan, the Subsequently Merged Plans, the December 1, 2004 Merged Plan, the Dennis Chemical Plan, or the Wilflex Plan who separated from the Employer’s Service prior to such dates shall be established under the terms of the Merged Plan, the Subsequently Merged Plans, the December 1, 2004 Merged Plan, the Dennis Chemical Plan, or the Wilflex Plan, as applicable, in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.”
III.
The first sentence of the second paragraph of Section 2.1 of the Plan is hereby amended to read as follows:

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“Any Participant who was a participant in a Merged Plan as of May 31, 2003, a Subsequently Merged Plan as of December 31, 2003, a December 1, 2004 Merged Plan as of November 30, 2004, or the Dennis Chemical Plan or Wilflex Plan as of the effective date(s) of the mergers of such plans with and into the Plan shall be credited with any prior ‘Years of Service’ credited under the Merged Plan, the Subsequently Merged Plan, the December 1, 2004 Merged Plan, the Dennis Chemical Plan or the Wilflex Plan, as applicable, as of such date.”
IV.
The first paragraph of Section 3.1 of the Plan is hereby amended to read as follows:
“PARTICIPATION. Any participant in a Merged Plan as of May 31, 2003 shall become a Participant in the Plan as of June 1, 2003. Any participant in a Subsequently Merged Plan as of December 31, 2003 shall become a Participant in the Plan as of January 1, 2004. Any participant in a December 1, 2004 Merged Plan as of November 30, 2004, to the extent that such participant is not already a Participant in the Plan, shall become a Participant in the Plan as of December 1, 2004. Any participant in the Dennis Chemical Plan or the Wilflex Plan as of the effective date(s) of the mergers of such plans with and into the Plan, to the extent that such participant is not already a Participant in the Plan on such date, shall become a Participant in the Plan as of that date.”
V.
The first sentence of Section 6.1 of the Plan is hereby amended to read as follows:
“A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions, Fail-Safe Contributions and Qualified Matching Contributions as defined in Section 10.2, any dividends paid on Employer Stock credited to his Account, any rollovers or transfers from other plans, and any other contributions made on his behalf, or transferred to the Plan on his behalf (including amounts transferred from the Dennis Chemical Plan and the Wilflex Plan), other than retirement contributions made under Section 4.2(b) or any Employer retirement contributions transferred from a Merged Plan, a Subsequently Merged Plan or a December 1, 2004 Merged Plan, as adjusted for investment experience.”
          EXECUTED this 29th day of September, 2006.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith

2

AMENDMENT NO. 13
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 12 to the PolyOne Retirement Savings Plan (Effective June 1, 2003), as previously amended (the “Plan”), effective November 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The second sentence of Section 8.1(b) of the Plan is hereby amended to read as follows:
“Provided, however, that in no event shall any portion of a Participant’s loan be derived from amounts transferred directly from a money purchase pension plan, Employer retirement and/or transition contributions made on behalf of the Participant, any Employer matching contributions made on behalf of the Participant which are invested in the Employer Stock fund other than by the Participant’s investment direction, or Employer Profit Sharing Contributions (as such term is defined in the Wilflex Plan) made to the Wilflex Plan on behalf of the Participant.”
II.
          The first sentence of Section 8.2 of the Plan is hereby amended to read as follows:
“In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account attributable to (A) his elective deferrals (excluding any elective deferrals contributed by the Participant to the Wilflex Plan in excess of the amount reflected in the “hardship accumulator” in the records of the Wilflex Plan as of the date of the merger of the Wilflex Plan into the Plan), without regard to earnings thereon after December 31, 1988, (B) any rollover contributions (excluding any rollover contributions transferred from the Occidental Petroleum Corporation Savings Plan to a December 1, 2004 Merged Plan), including earnings thereon, and (C) any after-tax contributions, including earnings thereon or (ii) the amount necessary to satisfy the financial hardship.”
               EXECUTED this 1st day of November, 2006.

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POLYONE CORPORATION

By:	/s/ Kenneth M. Smith

4

AMENDMENT NO. 14
TO THE
POLYONE RETIREMENT SAVINGS PLAN
(Effective June 1, 2003)
     PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 14 to the PolyOne Retirement Savings Plan (Effective June 1, 2003), as previously amended (the “Plan”), effective January 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
     The last sentence of the first paragraph of Section 4.1(e) of the Plan is hereby deleted from the Plan.
II.
     The first sentence of the second paragraph of Section 8.2 of the Plan is hereby amended to read as follows:
“Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for up to the next twelve months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) of the Code), (d) prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence, (e) pay for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code), (f) pay expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income) or (g) any other financial need which the Commissioner of Internal Revenue, through the publication or revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.”

III.
     Clauses (2) and (3) of the third paragraph of Section 8.2 of the Plan are hereby amended to read as follows:
“(2)	The Participant has obtained all distributions, other than hardship distributions (including the distribution of any ESOP dividends under Section 404(k) of the Code, including distributions pursuant to the second paragraph of Section 5.1(c)), and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan));

(3)	The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective deferrals to the Plan and all other plans maintained by the Employer (or reinvesting any dividends in the Plan pursuant to the second paragraph of Section 5.1(c)), for six (6) months after receipt of the hardship distribution. For this purpose, the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase also includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (other than mandatory employee contributions under a welfare plan or pension plan).”
IV.
     Section 10.2 of the Plan is hereby amended to read as follows:
“10.2	LIMITATIONS ON 401(K) CONTRIBUTIONS. The nondiscrimination requirements of Code Section 401(k) will be met by the Plan pursuant to the ADP safe harbor provisions of Code Section 401(k)(12) and Section 1.401(k)-3 of the IRS Treasury Regulations. The safe harbor contribution will be the matching safe harbor contribution.”
V.
     Section 10.3 of the Plan is hereby amended to read as follows:
“10.3	NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS. The nondiscrimination requirements of Code Section 401(m) will be met by the Plan pursuant to the ACP safe harbor provisions of Code Section 401(m)(11) and

Section 1.401(m)-3 of the IRS Treasury Regulations. The safe harbor contribution will be the matching safe harbor contribution.”
EXECUTED this 14th day of December, 2006.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith
Title: